JUNE 14, 2021

THE STAGWELL GROUP

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FORWARD LOOKING INFORMATION & OTHER INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

This presentation may contain certain forward-looking statements (collectively, "forward-looking statements"). Statements in this document that are not historical facts, including statements about Stagwell Media LP's ("Stagwell") beliefs and expectations and recent business and economic trends, constitute forward-looking statements. Words such as "estimate," "project," "target," "predict," "believe," "expect," "anticipate," "potential," "create," "intend," "could," "should," "would," "may," "foresee," "plan," "will," "guidance," "look," "outlook," "future," "assume," "forecast," "focus," "continue," or the negative of such terms or other variations thereof and terms of similar substance used in connection with any discussion of current plans, estimates and projections are subject to change based on a number of factors, including those outlined in this section. Such forward-looking statements may include, but are not limited to, statements related to: future financial performance and the future prospects of the respective businesses and operations of Stagwell, MDC Partners Inc. ("MDC") and the combined company; information concerning the Stagwell-MDC combination (the "Transaction"); the anticipated benefits of the Transaction; the likelihood of the Transaction being completed; the anticipated outcome of the Transaction; the tax impact of the Transaction on MDC and shareholders of MDC; the timing of the shareholder meeting to approve the Transaction (the "Special Meeting"); the shareholder approvals required for the Transaction; regulatory and stock exchange approval of the Transaction; and the timing of the implementation of the Transaction. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement, including the risks identified in our filings with the SEC.

These forward-looking statements are subject to various risks and uncertainties, many of which are outside Stagwell's control. Important factors that could cause actual results and expectations to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled "Risk Factors" in the Proxy Statement/Prospectus. These and other risk factors include, but are not limited to, the following:

- an inability to realize expected benefits of the Transaction or the occurrence of difficulties in connection with the Transaction;
- adverse tax consequences in connection with the Transaction for MDC, its operations and its shareholders, that may differ from the expectations of MDC or Stagwell, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on MDC's determination of value and computations of its tax attributes may result in increased tax costs;
- the occurrence of material Canadian federal income tax (including material "emigration tax") as a result of the Transaction;
- the impact of uncertainty associated with the Transaction on Stagwell's and MDC's respective businesses;
- direct or indirect costs associated with the Transaction, which could be greater than expected;
- the risk that a condition to completion of the Transaction may not be satisfied and the Transaction may not be completed; and
- the risk of parties challenging the Transaction or the impact of the Transaction on MDC's debt arrangements.

You can obtain copies of MDC's filings under its profile on SEDAR at www.sedar.com, its profile on the SEC's website at www.sec.gov or its website at www.mdc-partners.com. Stagwell does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

FORWARD LOOKING INFORMATION & OTHER INFORMATION CON'T

No Offer or Solicitation

This presentation does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This presentation is not a substitute for any prospectus, proxy statement or any other document that MDC or a newly-formed company ("New MDC") may file with the SEC in connection with the Transaction. No money, securities or other consideration is being solicited, and, if sent in response to the information contained herein, will not be accepted.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended. The Transaction and distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Additional Information and Where to Find It

In connection with the Transaction, MDC and New MDC have filed with the SEC a registration statement on Form S-4 (the "Form S-4") on February 8, 2021, as amended on March 29, 2021, April 22, 2021 and April 30, 2021, and a proxy statement/prospectus on Form 424B3 on May 10, 2021 (the "Proxy Statement" and, together with the Form S-4, the "Proxy Statement/Prospectus"). This presentation is not a substitute for the Proxy Statement/Prospectus or any other document MDC may file with the SEC in connection with the Transaction. MDC has mailed the Proxy Statement/Prospectus to its shareholders in connection with the votes to approve certain matters in connection with the Transaction.

INVESTORS AND SECURITYHOLDERS OF MDC ARE URGED TO READ CAREFULLY THE PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION IN ITS/THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) OR ANY DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. You may obtain, free of charge, copies of the Proxy Statement/Prospectus and other relevant documents filed by MDC or New MDC with the SEC, at the SEC's website at www.sec.gov. In addition, investors and securityholders will be able to obtain free copies of the Proxy Statement/Prospectus and other relevant documents filed by MDC or New MDC with the SEC and from MDC's website at http://www.mdc-partners.com.

The URLs in this announcement are intended to be inactive textual references only. They are not intended to be active hyperlinks to websites. The information on such websites, even if it might be accessible through a hyperlink resulting from the URLs or referenced herein, is not and shall not be deemed to be incorporated into this announcement. No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any information on such websites.

Participants in the Solicitation

MDC, New MDC and their respective directors and executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from MDC's shareholders with respect to the approvals required to complete the Transaction. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the Transaction, by security holdings or otherwise, is set forth in the Proxy Statement/Prospectus filed with the SEC. Information regarding MDC's directors and executive officers is set forth in the definitive proxy statement on Schedule 14A filed by MDC with the SEC on May 26, 2020 and in the Annual Report on Form 10-K filed by MDC with the SEC on March 16, 2021, as amended on April 27, 2021. Additional information regarding the interests of participants in the solicitation of proxies in respect of the Special Meeting is included in the Proxy Statement/Prospectus filed with the SEC. These documents are available to the shareholders of MDC free of charge from the SEC's website at www.sec.gov and from MDC's website at www.mdc-partners.com.

You must not construe the contents of this document as legal, tax, regulatory, financial, accounting or other advice, and you are urged to consult with your own advisors with respect to legal, tax, regulatory, financial, accounting and other consequences of the Transaction, the suitability of the Transaction for you and other relevant matters concerning the Transaction.

TABLE OF CONTENTS

1

1 **REASONS FOR MERGER**

2 REASONS TO SET ASIDE INDABA'S ANALYSIS

REASONS FOR MERGER

1. **Merger expected to solve MDC's largest obstacles:** high leverage, lesser focus on digital, smaller scale, & limited liquidity

2. **Stagwell assets anticipated to create long-term growth** to unlock & advance shareholder value

3. **Relative valuation demonstrates fairness of transaction** to MDC shareholders, expected to create long term enhanced value

MDC IS OVERLEVERED, HAS LOWER ORGANIC GROWTH THAN ITS PEERS, AND ITS STOCK IS ILLIQUID

Net Leverage[1]


5.9x
IPG
1.3x
Omnicom
0.9x
WPP
0.6x
PUBLICIS GROUPE
0.5x

Organic Growth & Liquidity[2]

(13.9%) 2020 Organic Growth (Decline) *vs.* **(7.4%)** amongst comparables

$0.5MM Unaffected 30-day avg. daily trading volume *vs.* **$87.8MM** amongst comparables

(1) Includes cash and cash equivalents, debt, DAC, MI, and preferred shares
(2) Comparables same as in net leverage analysis, unaffected average daily trading volume as of 6/25/20 prior to Stagwell offer

WITHOUT STAGWELL, MDC LACKS THE DIGITAL SERVICES NEEDED FOR GROWTH


MDC Partners
(% 2019 Revenue)
Other 9%
Advertising 59%
Media 7%
HIGH GROWTH DIGITAL SERVICES 9%
Marketing Comm. / PR 16%


MDC Partners
THE STAGWELL GROUP
(% 2020 Revenue)
Research 5%
Other 5%
Media 4%
Advertising 31%
HIGH GROWTH DIGITAL SERVICES 38%
Marketing Comm. / PR 17%

Note: Does not reflect MDC or Stagwell reported segments. Stagwell includes digital media and fundraising assets in Digital Services; MDC includes digital media assets in Media.

STAGWELL'S ASSETS BRING THE LONG-TERM GROWTH NEEDED TO UNLOCK SHAREHOLDER VALUE

E-COMMERCE

Designing, creating, implementing & managing consumer e-commerce platforms

US E-Commerce sales growth y/y (*$ in billions*)


18% CAGR
$345
$396
$457
$519
$596
$788
2015
2016
2017
2018
2019
2020

ONLINE ADVOCACY

Political & advocacy consulting, digital strategy, & online fundraising

Political funds raised online (*$ in billions*)


61% CAGR
$0.4
$1.3
$2.2
$7.0
2014
2016
2018
2020

DIGITAL MARKETING SERVICES

Services enabling influencers & global performance marketing

US digital ad spend (*$ in billions*)


13% CAGR
$132
$142
$171
$197
$221
$243
2019
2020
2021E
2022E
2023E
2024E

Source: US Census Bureau, Targeted Victory, Morgan Stanley Research

THE PANDEMIC ACCELERATED THE SHIFT TO ONLINE MARKETING, MAKING STAGWELL'S ASSETS EVEN MORE VALUABLE

MORGAN STANLEY MID YEAR 2020 ADVERTISING OUTLOOK



30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
US E-commerce % Penetration of Adjusted Retail
10.8%
12.0%
13.0%
14.8%
16.3%
18.0%
24.5%
95
120
96
179
152
169
649
2014
2015
2016
2017
2018
2019
2020
700
600
500
400
300
200
100
0
Change in E-Commerce Pentration (bps)

STAGWELL'S REVISED OFFER REFLECTS THE RELATIVE GROWTH AND LEVERAGE PROFILES OF THE TWO BUSINESSES

STAGWELL PROPOSAL (185MM SHARES)

$ in millions	MDC	Stagwell
6/11/21 Share Price	$5.58	$5.58
x FDSO	82	185
Equity Value	456	1,032
+ Net Debt & Debtlike	1,132	285
TEV	1,588	1,317
/ 2020A EBITDA	177	148
2020A Multiple	**9.0x**	**8.9x**
/ 2021E EBITDA	195	138
2021E Multiple	**8.1x**	**9.6x**
Avg. 2020A/2021E EBITDA	186	143
Avg. 2020A/2021E Multiple	**8.5x**	**9.2x**

Stagwell's proposal values MDC at less than one turn of 2020A/2021E Avg. EBITDA lower than Stagwell, despite Stagwell having a superior growth and leverage profile

Note: Stagwell's 2021E EBITDA implied by announcement IR presentation dated 12/21/20 in combination with MDC guidance, MDC Net Debt and Debt-like based on market value of Series 6 Convertible Preference Shares and current share price of $5.58

SOME STAGWELL COMPARABLES
SUGGEST HIGHER MULTIPLES WOULD BE APPROPRIATE

STAGWELL COMPARABLES ANALYSIS[1]

Firm	EV / 2020 EBITDA	EV / 2021E EBITDA
Accenture plc	18.2 x	16.5 x
S4 Capital plc	66.5 x	34.8 x
YouGov plc	33.3 x	28.7 x
Perficient	24.3 x	19.4 x
Average	35.6 x	24.8 x

These are reasonable comparables to Stagwell because:

- Stagwell concentrates in high growth digital transformation and marketing and regularly competes for contracts with these companies
- S4, Perficient, and YouGov are not as scaled as Stagwell

Notes: Stagwell comparables based on public filings, analyst consensus estimates per CapIQ
[1] Adjusted EBITDA reflects pre-SBC figures

2

REASONS TO SET ASIDE INDABA'S ANALYSIS

1. Indaba's proposal would unreasonably value Stagwell at a discount to MDC

2. Company had been in play for years with no offers from anyone other than Stagwell

3. MDC's independent Special Committee was created to address conflicts of interest and conducted a rigorous process that exacted concessions from Stagwell relative to its original proposal

4. The Fairness Opinion relative valuation reflects the anticipated post-covid recovery as well as the value of NOL's and synergies

INDABA'S PROPOSAL WOULD UNREASONABLY VALUE STAGWELL AT A DISCOUNT TO MDC

INDABA PROPOSAL (38.75% MIDPOINT)

$ in millions	MDC	Stagwell
6/11/21 Share Price	$5.58	$5.58
x FDSO	82	129
Equity Value	456	720
+ Net Debt & Debtlike	1,132	260
TEV	1,588	980
/ 2020A EBITDA	177	148
2020A Multiple	**9.0x**	**6.6x**
/ 2021E EBITDA	195	138
2021E Multiple	**8.1x**	**7.1x**
Avg. 2020A/2021E EBITDA	186	143
Avg. 2020A/2021E Multiple	**8.5x**	**6.9x**

Note: Stagwell's 2021E EBITDA implied by announcement IR presentation dated 12/21/20 in combination with MDC guidance, MDC Net Debt and Debtlike based on market value of Series 6 Convertible Preference Shares and current share price of $5.58

At the midpoint, Indaba's proposal VALUES MDC AT 1.6 TURNS OF EBITDA MORE than the valuation of Stagwell, despite Stagwell having a superior growth and leverage profile

MDC'S SHAREHOLDERS HAVE ALREADY RECEIVED MASSIVE APPRECIATION BEYOND TRADITIONAL CONTROL PREMIUMS

HUGE MARKET CONTROL PREMIUM

Unaffected share price premium of	**~385%**
Announcement share price premium of	**~150%**
Median US control premium of	**~30%**[1]

PRECEDENT TRANSACTIONS IRRELEVANT

The Special Committee's own advisors (Moelis and Canaccord) **did not rely on precedent transactions** in their valuation analysis

Canaccord states each of the **transactions were unique** in size, geography, timing in market / economic cycle, business mix and risk, profitability & strategic rationale of each acquirer and target

[1] Median for the period 01/01/2012 to 03/31/2021; Source: Dealogic; Includes public deals where initial stake <50% and final stake is >51%; Includes public deals where the acquirer or target was a US company

COMPANY HAS BEEN IN PLAY FOR YEARS WITH NO OFFERS FROM ANYONE OTHER THAN STAGWELL

FAILED TRANSACTION WOULD SET MDC BACK SIGNIFICANTLY



Sep 20, 2018
MDC announces second process to evaluate strategic alternatives since 2017
Mar 15, 2019
Stagwell invests $100mm in MDC and Mark Penn is named CEO. Stagwell was the only bidder out of 34 parties as the stock traded at 52-week lows near $2.00
Jun 25, 2020
Announcement of possible combination of Stagwell and MDC
Jun 12, 2021
Stock reaches 52-week highs of $5.65 in anticipation of deal
385%
INCREASE SINCE ANNOUNCEMENT OF OFFER
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-2

Notes: CapIQ as of 6/11/21

MDC was extensively shopped in 2018-2019, with 34 parties contacted & only 1 actionable proposal received from Stagwell

Since public disclosure of Stagwell's proposal in June 2020, no interlopers have emerged, & no inbound interest received since announcement

MDC'S INDEPENDENT SPECIAL COMMITTEE CONDUCTED A RIGOROUS PROCESS

THE COMMITTEE SUCCESSFULLY DECREASED THE FINAL SHARE ISSUANCE BY ~45% DURING NEGOTIATIONS

- Stagwell made initial offer on June 25, 2020. MDC's Board of Directors subsequently formed an Independent Special Committee to assess the offer and potential alternatives.
- The Special Committee received formal fairness opinions delivered by each of Moelis and Canaccord in evaluating the proposal
- Between the initial offer and signing, the Special Committee negotiated three increases to the equity split totaling nearly 800 bps
- Stagwell's last-mile offer is for MDC to issue 185MM shares in exchange for Stagwell's assets

Negotiation of Share Issuance to Stagwell *(shares in mm)*



336
216
185
Initial Offer
Signed Agreement
Last-mile Proposal

THE FAIRNESS OPINION REFLECTS ANTICIPATED POST-COVID RECOVERY AS WELL AS VALUE OF NOL'S AND SYNERGIES

PROJECTIONS ACCOUNTED FOR COVID RECOVERY

- The DCF analysis applied to each of Stagwell and MDC was based on long-term projections reflecting the anticipated COVID recovery and post-pandemic environment beyond 2021
- An all-stock transaction must be evaluated on a relative basis: the fair market value of MDC must be analyzed relative to the implied fair market value for Stagwell
- The proposed transaction ownership split falls within both DCF implied ownership ranges and offers more value to MDC shareholders than is required based on Canaccord's DCF analysis(1)
- Trends during the pandemic favor Stagwell even more strongly because of the shift to ecommerce

SYNERGIES & NOL'S ADD OVER $200MM TO MDC EQUITY VALUE IN CANACCORD ANALYSIS(1)

The following table summarizes the results of the synergy analysis, as it applies to the MDC Canada Class A Common Shares, assuming a discount rate range of 10.0% to 11.0%:

($ Millions, Other Than Per Share Values)	Low	High
Equity Value	$ 86	$ 95
MDC Canada Class A Common Shares (Fully-Diluted, Millions)	76.2	76.2
Equity Value Per MDC Canada Class A Common Share	$1.12	$1.25

The following table summarizes the results of the tax attributes analysis, as it applies to the MDC Canada Class A Common Shares, assuming a discount rate range of 12.0% to 14.0%:

($ Millions, Other Than Per Share Values)	Low	High
Equity Value	$ 113	$ 120
MDC Canada Class A Common Shares (Fully-Diluted, Millions)	76.2	76.2
Equity Value Per MDC Canada Class A Common Share	$1.48	$1.58

(1) Canaccord's DCF fair value split implies 23.0%-27.3% ownership for MDC shareholders, see page 183 of Amended S4 filed 4/30/21
(2) See page 191 of Amended S4 filed 4/30/21

THANK YOU

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